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                                                             Exhibit 99.B(d)(77)

                                     FORM OF
                                   SCHEDULE A
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                        MARTINGALE ASSET MANAGEMENT, L.P.

         AS OF DECEMBER 9, 2002, AS AMENDED ON ______________ ___, 200_

                         SEI INSTITUTIONAL MANAGED TRUST

                              SMALL CAP VALUE FUND
                            SMALL/MID CAP EQUITY FUND

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                                     FORM OF
                                   SCHEDULE B
                                     TO THE
                             SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     SEI INVESTMENTS MANAGEMENT CORPORATION
                                       AND
                        MARTINGALE ASSET MANAGEMENT, L.P.

         AS OF DECEMBER 9, 2002, AS AMENDED ON ______________ ___, 200_

Pursuant to Section 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

         SEI INSTITUTIONAL MANAGED TRUST

               Small Cap Value Fund
               Small/Mid Cap Equity Fund

Agreed and Accepted:

 SEI Investments Management              Martingale Asset Management, L.P.
 Corporation                                  By:  Martingale Asset Management
                                              Corporation, its General Partner

 By:                                     By:

       -------------------------------         ---------------------------------
 Name:                                   Name:

       -------------------------------         ---------------------------------
 Title:                                  Title:

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